Exhibit 5.1

November 29, 2018

Sentinel Energy Services Inc.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Re: Sentinel Energy Services Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Sentinel Energy Services Inc., a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2018, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the proposal of the Company to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The continuing entity following the Domestication will continue to be named Sentinel Energy Services Inc. after the domestication.

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Article 206 of the Cayman Islands Companies Law and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Domestication as “Sentinel Delaware.”

On the effective date of the Domestication, the Company’s currently issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock of Sentinel Delaware, par value $0.0001 per share (the “Sentinel Delaware Class A Common Stock”), and Class B common stock of Sentinel Delaware, par value $0.0001 per share (the “Sentinel Delaware Class B Common Stock” and, together with the Sentinel Delaware Class A Common Stock, the “Sentinel Delaware Common Stock”), respectively, in accordance with the terms of Sentinel Delaware’s Certificate of Incorporation. Similarly, the Company’s outstanding warrants (the “Warrants”) will become warrants to acquire the corresponding shares of Sentinel Delaware Class A Common Stock and no other changes will be made to the terms of any outstanding warrants as a result of the Domestication. In addition, the Company’s outstanding units (the “Units”) will become units of Sentinel Delaware as a result of the Domestication.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of Certificate of Incorporation of Sentinel Delaware to be effective upon the Domestication (the “Certificate of Incorporation”); (iii) the form of Bylaws of Sentinel Delaware to be effective upon the Domestication (the “Bylaws”); (iv) the Warrant Agreement, dated November 2, 2017, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); and (v) a Specimen Unit Certificate of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

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2. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

3. Prior to the issuance of the shares of Sentinel Delaware Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Domestication; and (iii) the Domestication will have been consummated in accordance with the DGCL.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Walkers Corporate Limited filed as Exhibit 5.2 to the Company’s registration statement on Form S-1/A (No. 333-220584) initially filed on September 22, 2017.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the filing of the Certificate of Domestication simultaneously with the Certificate of Incorporation with the DE Secretary of State, the Domestication will become effective and the Company will continue as a corporation incorporated under the laws of the State of Delaware.

2. Upon effectiveness of the Domestication, the issued and outstanding Class A Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Sentinel Delaware Class A Common Stock.

3. Upon effectiveness of the Domestication, the issued and outstanding Class B Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Sentinel Delaware Class B Common Stock.

4. Upon effectiveness of the Domestication, each issued and outstanding Warrant will be a valid and binding obligation of Sentinel Delaware, enforceable against Sentinel Delaware in accordance with its terms.

5. Upon effectiveness of the Domestication, each outstanding Unit will be a valid and binding obligation of Sentinel Delaware, enforceable against Sentinel Delaware in accordance with its terms.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP